UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 31, 2018

MARLIN BUSINESS SERVICES CORP.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-50448	38-3686388
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Fellowship Road, Mount Laurel, NJ		08054
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code    (888) 479-9111

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

On May 31, 2018, the Registrant held its Annual Meeting of Shareholders (the “Meeting”). At the Meeting, the shareholders elected six Directors to serve until the 2019 Annual Meeting of Shareholders and until their successors are elected and qualified. The vote on each Director is set forth below:

Name	For	Withheld
John J. Calamari	10,119,723 shares	260,651 shares
Lawrence J. DeAngelo	9,848,632 shares	531,742 shares
Scott Heimes	10,138,812 shares	241,562 shares
Jeffrey A. Hilzinger	10,131,606 shares	248,763 shares
Matthew J. Sullivan	10,129,157 shares	251,217 shares
J. Christopher Teets	9,784,788 shares	595,586 shares
James W. Wert	10,116,723 shares	263,651 shares

There were 1,079,804 broker non-votes.

The shareholders also approved, on an advisory basis, the compensation paid to the Registrant’s named executives as described in the Registrant’s Proxy Statement for the 2018 Annual Meeting of Shareholders.

Such proposal was approved by a vote of 10,257,673 for, 121,393 against and 1,308 abstained. There were 1,079,804 broker non-votes.

The shareholders also ratified the appointment and retention of Deloitte & Touche LLP as the Registrant’s independent auditor.

Such ratification was approved by a vote of 11,423,068 for, 29,218 against and 5,892 abstained. There were no broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARLIN BUSINESS SERVICES CORP.
(Registrant)

Date: June 4, 2018	/s/ Edward R. Dietz
Edward R. Dietz
Senior Vice President, General Counsel and Secretary